Consent of Independent Registered Public Accounting Firm

Liberty Star Uranium & Metals Corp.
Tucson, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 30, 2012, relating to the consolidated financial statements of Liberty Star Uranium & Metals Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Semple, Marchal & Cooper, LLP
Phoenix, Arizona

June 4, 2012